Exhibit 99.3

Motley Services, LLC

Financial Statements

Years Ended December 31, 2017 and 2016

Motley Services, LLC

Contents

Independent Auditors’ Report	3-4

Financial Statements

Balance Sheets	6

Statements of Operations	7

Statements of Changes in Members’ Equity	8

Statements of Cash Flows	9

Notes to Financial Statements	10-21

Independent Auditors’ Report

To the Members

Motley Services, LLC

We have audited the accompanying financial statements of Motley Services, LLC, (the “Company”) which comprise the balance sheet as of December 31, 2017, and the related statements of operations, changes in members’ equity, and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

2626 JBS Parkway	Two Fasken Center	225 East Bender Boulevard
Suite A-200	550 West Texas Avenue	P. O. Drawer 220
Odessa, Texas 79761	Midland, Texas 79701	Hobbs, New Mexico 88241
(432) 362-3800	(432) 683-1835	(575) 393-2171

www.jmcpa.com

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Motley Services, LLC as of December 31, 2017, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Other Matters

The 2016 financial statements of Motley Services, LLC were audited by other auditors, whose report dated March 27, 2017, expressed an unmodified opinion on those statements.

Odessa, Texas
February 13, 2018
except for Note 12,
as to which the date is June 13, 2018

Financial Statements

Motley Services, LLC

Balance Sheets

December 31,	2017	2016

ASSETS
Current Assets
Cash and cash equivalents	$939,961	311,036
Trade accounts receivable	14,868,860	2,978,575
Prepaid expenses	1,961,508	155,980
Total current assets	17,770,329	3,445,591

Fixed Assets at Cost, Net	40,254,824	18,674,970

Other Assets	—	119,246

Total assets	$58,025,153	22,239,807
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities
Accounts payable	$7,191,456	2,797,886
Accrued liabilities	1,645,610	377,548
Factoring note payable	6,394,986	—
Current portion of long-term debt	1,539,802	685,022
Current portion of capital leases	1,295,918	—
Total current liabilities	18,067,772	3,860,456

Long—Term Liabilities
Long-term debt, net of current portion	7,586,660	6,079,387
Capital leases, net of current portion	3,873,494	—

Total long-term liabilities	11,460,154	6,079,387

Total liabilities	29,527,926	9,939,843

Members’ Equity	28,497,227	12,299,964

Total liabilities and members’ equity	$58,025,153	22,239,807

See accompanying notes to financial statements.

Motley Services, LLC

Statements of Operations

Years Ended December 31,	2017	2016

Revenues	$62,532,960	14,270,937
Cost of Services	(46,387,001)	(13,839,373)

Gross profit	16,145,959	431,564

Operating Expenses
Selling, general and administrative expenses	3,935,808	1,338,578
Depreciation	3,323,252	518,094

Operating expense	7,259,060	1,856,672

Operating income (loss)	8,886,899	(1,425,108)

Other Income (Expense)
Loss on disposal of fixed assets	(109,214)	(1,898)
Interest expense	(1,658,203)	(157,460)
Other	(548)	833
Other expense	(1,767,965)	(158,525)

NET INCOME (LOSS)	$7,118,934	(1,583,633)

See accompanying notes to financial statements.

Motley Services, LLC

Statements of Changes in Members’ Equity

Years Ended December 31, 2017 and 2016	S-Corp Equity	LLC Equity

Balance, January 1, 2016	$4,494,209	—

Distributions	(754,942)	—

Conversion to LLC, October 14, 2016	(3,739,267)	3,739,267

Member contributions	—	10,144,330

Net loss		(1,583,633)

Balance, December 31, 2016		12,299,964

Distributions	—	—

Member contributions	—	9,078,329

Net income	—	7,118,934

Balance, December 31, 2017	$—	28,497,227

See accompanying notes to financial statements.

Motley Services, LLC

Statements of Cash Flows

Years Ended December 31,	2017	2016
Cash flows from operating activities:
Net income (loss)	$7,118,934	(1,583,633)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	3,323,252	518,094
Amortization of debt issuance costs	68,463	—
Loss on disposal of assets	109,214	1,898
Change in operating assets:
Accounts receivable, trade	(11,890,285)	(635,953)
Prepaid expenses and other current assets	(1,805,528)	(155,980)
Other assets	119,246	(121,267)
Change in operating liabilities:
Accounts payable	4,393,570	1,186,076
Accrued liabilities	1,268,062	405,405
Net cash provided by (used in) operating activities	2,704,928	(385,360)
Cash flows from investing activities:
Purchase of property and equipment	(6,689,637)	(13,219,813)
Proceeds from sale of assets	—	50,670
Net cash used in investing activities	(6,689,637)	(13,169,143)
Cash flows from financing activities:
Borrowings on long-term debt	—	6,747,516
Repayments of long-term debt	(1,202,843)	(1,583,051)
Net payments on line of credit	—	(821,656)
Distributions to members	—	(754,942)
Contributions from members	—	10,144,330
Net proceeds from factoring	6,394,986	—
Capital lease payments	(578,509)	—
Net cash provided by financing activities	4,613,634	13,732,197
Net increase in cash and cash equivalents	628,925	177,694

Cash and cash equivalents, beginning of year	311,036	133,342

Cash and cash equivalents, end of year	$939,961	311,036

Cash paid during the year for:
Interest	$1,658,203	157,460
Non-cash investing and financing transactions:
Acquisitions of equipment through long-term debt	$3,496,433	—
Acquisitions of equipment through capital leases	5,747,921	—
Acquisitions of equipment financed by member contributions	9,078,329	—

See accompanying notes to financial statements.

Motley Services, LLC

Notes to Financial Statements

1.	Organization and History

Organization

Motley Services, LLC, (the “Company”), a Texas limited liability company, was initially organized as a corporation on May 28, 2010 in the state of Texas and was converted to a limited liability company on October 7, 2016. The Company is governed by a Limited Liability Company Agreement, amended on October 14, 2016.

The Company is primarily engaged in providing cased hole wireline services, coiled tubing, wireline, pumping through tubing and nitrogen services for oil and gas wells. The Company’s operations are concentrated in the Permian Basin region of Texas and New Mexico.

2.	Significant Accounting Policies

A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements fallows.

Cash and Cash Equivalents

The Company considers all short-term investments with maturities of three months or less to be cash equivalents.

There were no short-term investments other than cash as of December 31, 2017 and 2016.

The Company’s cash balances may at times exceed federally insured amounts. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk.

Accounts Receivable

The Company’s allowance for doubtful accounts is based on management’s evaluations of the collectability of each account receivable based on the customer’s payment history and general economic conditions.

Prepaid Expenses Prepaid expenses consist primarily of operating supplies used on jobs, prepaid benefits and other current prepaid expenses.

Fixed Assets The Company’s fixed assets are recorded at cost. Depreciation is provided on the straight-line method over the following estimated useful lives:

		Vehicles	3 years
		Equipment	3-10 years
		Furniture and fixtures	3-7 years

Motley Services, LLC

Notes to Financial Statements

2.	Significant Accounting Policies (Continued)

Fixed Assets (Continued)

Upon sale or retirement of fixed assets, the cost and related accumulated depreciation are removed from the Company’s property accounts and the resulting gain or loss is recognized.

Maintenance, repairs and minor renewals and replacements are charged to expense when incurred. Betterments and major renewals and replacements are capitalized.

Income Taxes

Effective May 28, 2010, the Company elected to be taxed as an S-Corporation under the provisions of the Internal Revenue Code. Under those provisions, the Company’s earnings and losses were included in the personal income tax returns of the Stockholders of the Company.

On October 14, 2016, the Company elected Q-Sub status and converted to a Partnership for tax purposes. Accordingly, taxable income or losses are reported by the members on their individual income tax returns based on their percentage of ownership. Consequently, no provision for income taxes is reported in the accompanying financial statements. Tax years open for examination by taxing authorities include the years from 2015 through 2017.

Revenue Recognition The Company recognizes revenues upon completion of services.

Advertising Expense All advertising costs are expensed when incurred. For the years ended December 31, 2017 and 2016, advertising expense was $64,983 and $62,605, respectively.

Certain Reclassifications — Immaterial Certain reclassifications have been made to conform to the 2017 presentation.

Use of Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, (“GAAP”) management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

Motley Services, LLC

Notes to Financial Statements

2.	Significant Accounting Policies (Continued)	Use of Estimates (Continued) Areas where critical accounting estimates are made by management include: • Depreciation of property and equipment • Allowance for doubtful accounts

Risk Concentration

Financial instruments that potentially subject the Company to concentrations of credit risk are its receivables. The Company provides services to customers domestically. The Company continuously evaluates its customers’ credit worthiness and financial conditions and generally does not require collateral. The Company does not believe it is exposed to any material risk of concentration.

Recently Issued Accounting Pronouncements

Revenues from Contracts with Customers

In May of 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606).  The Financial Accounting Standards Board (FASB) and the International Accounting Standards Board (IASB) initiated a joint project to clarify the principles for recognizing revenue and to develop a common revenue standard for U.S. GAAP and IFRS that would:

1.              Remove inconsistencies and weaknesses in revenue requirements.

2.              Provide a more robust framework for addressing revenue issues.

3.              Improve comparability of revenue recognition practices across entities, industries, jurisdictions, and capital markets.

4.              Provide more useful information to users of financial statements through improved disclosure requirements.

5.              Simplify the preparation of financial statements by reducing the number of requirements to which an entity must refer.

The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve that core principle, an entity should apply the following steps:

Motley Services, LLC

Notes to Financial Statements

2.	Significant Accounting Policies (Continued)

Recently Issued Accounting Pronouncements (Continued)

Revenues from Contracts with Customers (Continued)

Step 1: Identify the contract(s) with a customer.

Step 2: Identify the performance obligations in the contract.

Step 3: Determine the transaction price.

Step 4: Allocate the transaction price to the performance obligations in the contract.

Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation.

For nonpublic companies the amendments in this Update are effective for annual reporting periods beginning after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019.

Management does not expect the adoption will have a material impact on the Company’s financial statements.

Lease Accounting

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) which is effective for nonpublic companies beginning after December 15, 2019. Early application is permitted. Under the new provisions, all lessees will report a right-of-use asset and a liability for the obligation to make payments for all leases with the exception of those leases with a term of 12 months or less.

All other leases will fall into one of two categories:

•        Financing leases, similar to capital leases, will require the recognition of an asset and liability, measured at the present value of the lease payments.

•        Interest on the liability will be recognized separately from amortization of the asset.

•        Principal repayments will be classified as financing outflows and payments of interest as operating outflows on the statement of cash flows.

Motley Services, LLC

Notes to Financial Statements

2.	Significant Accounting Policies (Continued)	Lease Accounting (Continued) • Operating leases will also require the recognition of an asset and liability measured at the present value of the lease payments.

•        A single lease cost, consisting of interest on the obligation and amortization of the asset, calculated such that the amortization of the asset will increase as the interest amount decreases resulting in a straight-line recognition of lease expense.

•        All cash outflows will be classified as operating on the statement of cash flows.

Lessor accounting remains substantially unchanged with the exception that no leases entered into after the effective date will be classified as leveraged leases.

Classification for Certain Cash Receipts and Cash Payments

In August 2016, the FASB issued ASU 2016-15, “Statement of Cash Flows (Topic 230)”. ASU 2016-15 provides accounting guidance related to the presentation and classification of certain transactions in the statement of cash flows where diversity in practice exists. The guidance is effective for annual periods beginning after December 15, 2018, with early adoption permitted. The new standard is required to be applied with a modified retrospective approach to each prior reporting period presented and provides for certain practical expedients. Management does not expect the adoption to have a material impact on the Company’s financial statements.

3.	Accounts Receivable

Accounts receivable at December 31, 2017 and 2016 consists of trade receivables of $14,868,860 and $2,978,575, respectively. The Company factors certain of its receivables for cash flow financing purposes. Such receivables serve as collateral for the borrowing arrangement. See Note 6.

Management considers accounts receivable to be fully collectible; accordingly no allowance for doubtful accounts is required. If amounts become uncollectible, they will be charged to operations when that determination is made.

Motley Services, LLC

Notes to Financial Statements

4.	Fixed Assets	Fixed assets consisted of the following at December 31,

			2017	2016
		Wireline units	$6,859,446	6,065,685
		Coil units	16,677,526	—
		Pumps	7,766,073	—
		10K units	1,812,750	1,286,897
		Shop equipment	3,510,229	708,209
		Nitrogen equipment	669,652	—
		Trucks	5,398,317	626,350
		Furniture and fixtures	186,711	72,865
		Equipment under development	1,752,680	11,039,807
			44,633,384	19,799,813
		Accumulated depreciation and amortization	(4,378,560)	(1,124,843)

		Fixed assets, net	$40,254,824	18,674,970

		Equipment under development at December 31, 2017, consisted primarily of deposits on and purchases of segments of equipment not yet completed.

		Depreciation expense for 2017 and 2016 was $3,323,252 and $518,094, respectively.

5.	Accrued Liabilities	Accrued liabilities consisted of the following at December 31,

			2017	2016
		Accrued payroll and related expenses	$956,192	184,460
		Accrued franchise taxes	197,364	—
		Accrued other	492,054	193,088
			$1,645,610	377,548

6.	Factoring Note Payable

The Company signed an Accounts Receivable factoring agreement with Gulf Coast Bank and Trust Company dated January 11, 2017. The agreement was in effect for one year and was extended automatically for another year. The initial borrowing limit of $5,000,000 increased to $8,500,000 on June 27, 2017 under the first amendment to the agreement. Borrowings under the agreement are subject to interest at the current prime rate with a floor of 3.5% (currently 4.5%). Each invoice factored under the agreement is subject to a 10% reserve retained by the factor until the invoice amount is collected. Invoices that are not collected within 90 days of the invoice date are automatically charged against the current reserve balance.

		On December 31, 2017 the Company had $6,691,840 in outstanding borrowings with the factor, and $296,854 in reserve with the factor.

Motley Services, LLC

Notes to Financial Statements

7.	Long-Term Debt	Long term debt as of December 31, is as follows:

			2017	2016
		Vehicle financing notes payable to Ford Motor Credit, with combined monthly payments of $5,161 including interest at a rate of 5.89% for thirty-six months. The notes mature in April and July of 2019 and are secured by vehicles. Four of the notes either matured or were paid off during 2017.	$93,359	234,258

		Equipment financing note payable to Allegiance Capital, LLC, dated December 20, 2017, with payments of $29,151 per month for 60 months including interest at a rate of 8.75%. The note matures on December 20, 2021 and is secured by equipment.	1,174,251	1,408,500

		Vehicle financing notes payable to Ally Financial with combined monthly payments of $4,486 including interest at a rate of 5.89% for thirty-six months. The notes mature in April and July of 2019 and are secured by vehicles.	141,805	121,651

		Note payable to D-5 Investments, LLC, dated October 11, 2016, with monthly payments of interest only at a rate of 12% from November 1 2016, to June 1 of 2017 and monthly payments of $50,000 principal plus interest accrued on the outstanding loan balance at a rate of 12% from July 1, 2017 to September 1, 2019. The note matures on September 30, 2019 when all remaining outstanding principal and interest is due. The note is secured by all assets owned by the company that are not subject to liens.	4,650,000	5,000,000

		Equipment financing note payable to Allegiance Capital, LLC, dated January 27, 2017, with payments of $3,239 per month for 60 months including interest at a rate of 8.75%. The note matures on January 27, 2022 and is secured by equipment.	132,711	—

Motley Services, LLC

Notes to Financial Statements

7.	Long-Term Debt (Continued)	Long term debt as of December 31, is as follows:

			2017	2016
		Vehicle financing notes payable to Wells Fargo, with combined monthly payments of $5,704 including interest at a rate of 8.24% for thirty-six months. The notes mature from March to May of 2020 and are secured by vehicles.	$139,742	—

		Equipment financing note payable to Allegiance Capital, LLC, dated March 7, 2017, with payments of $9,929 per month for 60 months including interest at a rate of 8.75%. The note matures on March 7, 2022 and is secured by equipment.	420,549	—

		Equipment financing note payable to Portfolio Advisors VIII, LLC, dated June 12, 2017, with payments of $9,986 per month for 60 months including interest at a rate of 9%. The note matures on June 12, 2022 and is secured by equipment.	440,874	—

		Equipment financing note payable to Portfolio Advisors VIII, LLC, dated June 30, 2017, with payments of $6,078 per month for 36 months including interest at a rate of 10%. The note matures on June 30, 2020 and is secured by equipment.	160,561	—

		Equipment financing note payable to Portfolio Advisors VIII, LLC, dated August 16, 2017, with payments of $12,915 per month for 36 months including interest at a rate of 10%. The note matures on August 16, 2020 and is secured by equipment.	350,986	—

Motley Services, LLC

Notes to Financial Statements

7.	Long-Term Debt (Continued)	Long term debt as of December 31, is as follows:

			2017	2016
		Equipment financing note payable to Portfolio Advisors VIII, LLC, dated October 31, 2017, with payments of $27,659 per month for 60 months including interest at a rate of 9.5%. The note matures on October 31, 2022 and is secured by equipment.	1,522,450	—
			9,227,288	6,764,409
		Less current portion of long-term debt	(1,539,802)	(685,022)
		Less unamortized debt issuance costs	(100,826)	—

		Long-term debt	$7,586,660	6,079,387

		Maturities of long-term debt at December 31, 2017 are as follows:

		2018		$1,539,802
		2019		5,158,434
		2020		964,952
		2021		848,724
		2022		715,376
		Thereafter		—

				$9,227,288

		As of December 31, 2017, the Company was in compliance with all of the covenants on its debt.

8.	Capital Lease Obligations

The Company is the lessee of various equipment under capital leases that expire through March of 2023. The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset.  The assets are depreciated over the lower of their related lease terms or their estimated productive lives.  Depreciation of the assets under capital leases is included in the depreciation expenses for 2017 and 2016.

		The following is a summary of property held under capital leases:

			2017	2016
		Equipment cost	$5,825,921	—
		Less: accumulated depreciation	(392,163)	—

		Total	$5,433,758	—

Motley Services, LLC

Notes to Financial Statements

8.	Capital Lease Obligations (Continued)	Minimum future lease payments under capital leases as of December 31, 2017 for next five years are as follows:

		2018	$1,720,672
		2019	1,600,672
		2020	1,317,974
		2021	714,894
		2022	863,356
		Thereafter	39,393

		Total minimum lease payments	6,256,961

		Less: amount representing interest	(1,087,549)
		Less: current portion	(1,295,918)

		Capital leases, net of current portion	$3,873,494

9.	Operating Leases

The Company leases vehicles under cancelable agreements which expire through December of 2020. The leases are obtained under a commercial credit line with Ford Motor Credit Company dated January 24, 2014. The credit line term was extended on July 21, 2017 through December 31, 2017. Under the provisions of the commercial credit line, Ford Motor Credit Company has agreed to purchase lease agreements from authorized dealerships which lease vehicles to the Company, in the cumulative amount of up to $1,800,000. Once this limit is reached, or the line term expires, Ford Motor Credit Company will not accept additional leases extended to the company. The line of credit was extended in December of 2017 for an additional period of six months and the total limit was raised to $2,500,000.

The Company leases vehicles under a non-cancellable agreement which expires on January 20, 2020. The leases are obtained under a commercial credit line with Ally Financial, Inc. dated 1/13/2017. The credit line term is scheduled to end on January 31, 2018. Under the provisions of the commercial credit line, Ally Financial, Inc. has agreed to purchase lease agreements from authorized dealerships which lease vehicles to the Company, in the cumulative amount of up to $402,000. Once this limit is reached, or the line term expires, Ally Financial, Inc. will not accept additional leases extended to the company.

Vehicle rental expenses under the lease agreements specified above, for the years ended December 31, 2017 and 2016 totaled $433,525 and $303,565.

Motley Services, LLC

Notes to Financial Statements

9.	Operating Leases (Continued)

The Company also leases the buildings and land where its facilities and yard are located under a non-cancelable agreement with a related party. The agreement is classified as an operating lease and requires monthly payments of $40,000 based on the first amendment of the original agreement until it expires on September 30, 2021. Rental expenses under the agreement for the years ended December 31, 2017 and 2016 totaled $371,250 and $180,000 respectively.  Minimum annual rental commitments and minimal lease payments over the next five years are as follows:

December 31,	Vehicle Leases	Facility and land lease
2018	$638,039	480,000
2019	585,963	480,000
2020	268,422	480,000
2021	—	360,000
2022	—	—
Thereafter	—	—

	$1,492,424	1,800,000

10.	Related Parties

During 2017 and 2016, the Company rented the buildings and the land where its facilities and yard are located, as discussed in Note 9 above, from Motley Capital, LLC, owned by the Company’s CEO. The Company paid monthly rent of $18,000 in 2016 which increased to $21,875 per month from January to July of 2017 and to $40,000 per month for the remaining term of the agreement. The total rent paid for 2017 and 2016 was $371,250 and $180,000 respectively.  In December of 2017, the Company prepaid $40,000 of rent to the Motley Capital, LLC for January of 2018.

As of December 31, 2017 and 2016, the Company owed $4,650,000 and $5,000,000 under a note to District 5 Investments, LP as discussed in Note 7 above. In addition to the principal, the Company owed $53,759 in accrued interest to the related party. The Company incurred $597,617 in interest on the note during 2017 and $120,300 during 2016.

In 2017, the Company signed a lease agreement for two tractors at a cost of $100,000 each with Hercules Equipment Management, LLC, owned by District 5 Investment, LP. The lease is classified as capital. Monthly payments of $4,448 are payable to the related party until maturity in December of 2021. As of December 31, 2017, the Company owed $168,942 principal and incurred $22,329 in interest on the lease for 2017.

In 2017, the Company signed a lease agreement for two pumps at a cost of $1,150,000 each with Hercules Equipment Management, LLC, owned by District 5 Investment, LP. The lease is classified as capital. Monthly payments of $72,872 are payable to the related party until maturity in August of 2020. As of December 31, 2017, the Company owed $2,087,463 principal and incurred $60,733 in interest on it for 2017.

Motley Services, LLC

Notes to Financial Statements

10.	Related Parties (Continued)

In 2017, the Company signed a lease agreement on a month-to-month basis for eight pump down units and two frac units with Hercules Equipment Management, LLC, owned by District 5 Investment, LP. The lease is classified as operating. The monthly payments vary based on use per unit. Total rent expense incurred under the lease for 2017 is $2,062,433. As of December 31, 2017, the Company owed $225,972 for use of the equipment for December of 2017.

11.	Significant Customers	The Company had revenues from significant customers that accounted for the following percentages of the Company’s total revenues at December 31,:

			2017	2016
		Customer A	27%	31%
		Customer B	23%	—%
		Customer C	16%	24%
		Customer D	10%	—%

Management believes that in the unlikely event that the Company lost these customers, based on current market conditions, the Company would be able to find comparable work with other existing customers or new customers.

12.	Subsequent Events	The Company has evaluated subsequent events through June 13, 2018, the date the financial statements were available to be issued.

On March 16, 2018, the Company signed a revolving credit note agreement with PNC Bank National Association with a borrowing limit of $20 million. Monthly payments of interest on the outstanding balance are due on the first business day of each month until maturity on March 16, 2021 when all outstanding interest and principal are due. Interest (currently 6.25%) is determined at the rate of 1.5% plus PNC’s Base Rate (determined by the lender and not tied to external rates).The note is subject to various covenants and is guaranteed by the Company’s partners who pledged their full partnership interest as collateral.

On March 16, 2018, the Company signed a term note agreement with PNC Bank National Association in the amount of $8 million. Monthly payments of $166,666.67 commencing on April 1, 2018 are due on the first day of each month until maturity on March 16, 2021 when all outstanding interest and principal are due. Interest (currently 7.25%) is determined at the rate of 2.5% plus PNC’s Base Rate (determined by the lender and not tied to external rates). The note is subject to various covenants and is guaranteed by the Company’s partners who pledged their full partnership interest as collateral.

On April 1, 2018, the Company signed a lease agreement for eight pump down units and two frac units with Hercules Equipment Management, LLC, owned by District 5 Investment, LP. This agreement is classified as capital and it replaced the existing month-to-month agreement disclosed in Note 10. Monthly payments of $302,226.31 consisting of principal and interest are payable to the related party until maturity on September 30, 2021. The market value of the equipment leased is $10.9 million.

MOTLEY SERVICES, LLC

Odessa, TX

FINANCIAL STATEMENTS AND

SUPPLEMENTARY INFORMATION

For The Year Ended December 31, 2016

And

AUDITOR’S REPORT

MOTLEY SERVICES, LLC

FINANCIAL STATEMENTS AND

SUPPLEMENTARY INFORMATION

For The Year Ended December 31, 2016

2228 Cottondale Lane Suite 200 Little Rock, AR 72202 501.221.3800 fcacpas.com

To the Members
MOTLEY SERVICES, LLC
P.O. Box 13463
Odessa, TX 79768

INDEPENDENT AUDITOR’S REPORT

We have audited the accompanying financial statements of Motley Service, LLC, a Texas partnership, which comprise the balance sheet as of December 31, 2016, and the related statements of income, members’ equity and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

CERTIFIED PUBLIC ACCOUNTANTS AND FINANCIAL ADVISORS

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Motley Services, LLC as of December 31, 2016, and the results of its operations and cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ FCA, Certified Public Accountants, PLLC
FCA, Certified Public Accountants, PLLC

Little Rock, Arkansas March 27, 2017

MOTLEY SERVICES, LLC

BALANCE SHEET

DECEMBER 31, 2016

ASSETS

CURRENT ASSETS
Cash and cash equivalents (Note 1)	$311,036
Accounts receivable (Note 3)	2,978,575
Prepaid expenses	155,980
Total Current Assets		$3,445,591

FIXED ASSETS - AT COST (Note 1)
Deposit on equipment	$11,039,807
Wireline trucks	6,065,685
10K Units	1,286,897
Shop equipment	708,209
Trucks	626,350
Furniture and fixtures	72,865
Total Fixed Assets	$19,799,813
Less: accumulated depreciation	(1,124,843)
Net Fixed Assets - at Cost		18,674,970

OTHER ASSETS
Capitalized cost net of amoritzation (Note 10)		119,246

TOTAL ASSETS		$22,239,807

LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$2,797,886
Accrued liabilities	193,088
Accrued wages	184,460
Current portion of long-term debt (Note 9)	685,022
Total Current Liabilities		$3,860,456

LONG TERM LIABILITIES
Long-term debt, net of current maturities (Note 9)		6,079,387

TOTAL LIABILITIES		$9,939,843

MEMBERS’ EQUITY (Note 5)		12,299,964

TOTAL LIABILITIES AND MEMBERS’ EQUITY		$22,239,807

SEE ACCOMPANYING NOTES

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MOTLEY SERVICES, LLC

STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2016

			Percent of
			Revenues
REVENUES EARNED		$14,270,937	100.0%
COST OF REVENUES EARNED		14,355,446	100.5%
GROSS PROFIT (LOSS)		$(84,509)	(0.5)%

OPERATING EXPENSES
Insurance	$299,235
Rental expense (Note 4)	195,020
Officer salary	173,712
Other taxes, licenses, and permits	113,151
Leased employees	105,902
Professional fees	105,398
Meals and travel	88,436
Advertising (Note 1)	62,205
Telephone and utilities	57,558
Leased employee fees	42,777
Security	29,560
Office expense	27,658
Dues and subscriptions	22,634
Miscellaneous expense	11,297
Amortization expense	2,021
Computer and internet expenses	4,035
Total Operating Expenses		1,340,599	9.4

NET LOSS FROM OPERATIONS		$(1,425,108)	(9.9)%

OTHER INCOME (EXPENSE)
Interest expense	$(157,460)
Other income	833
Gain on sale of assets	(1,898)
Total Other Income (Expense)		(158,525)	(1.1)

NET LOSS BEFORE INCOME TAX EXPENSE		$(1,583,633)	(11.1)%

INCOME TAXES (Note 6)		—	—

NET LOSS		$(1,583,633)	(11.1)%

SEE ACCOMPANYING NOTES

2

MOTLEY SERVICES, LLC

STATEMENT OF MEMBERS’ EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2016

STOCKHOLDER’S EQUITY - Beginning of Year	$4,494,209

LESS: Net Loss	(1,583,633)
LESS: Distributions	(754,942)
ADD: Members’ Contribution (Note 5)	10,144,330

MEMBERS’ EQUITY - End of Year	$12,299,964

SEE ACCOMPANYING NOTES

3

MOTLEY SERVICES, LLC

STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2016

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS:
Cash Flows from Operating Activities:
Cash received from customers	$13,535,398
Cash paid to suppliers and employees	(13,763,298)
Interest paid	(157,460)
Net Cash Used in Operating Activities		$(385,360)

Cash Flows from Investing Activities:
Net payments for the purchase of property	$(13,219,813)
Proceeds from sale of asset	50,670
Net Cash Used in Investing Activities		(13,169,143)

Cash Flows from Financing Activities:
Principal payments on long-term debt	$(1,583,051)
Proceeds from issuance of long-term debt	6,747,516
Contributions from members	10,144,330
Distributions to members	(754,942)
Principal payments on line of credit	(7,001,081)
Proceeds from line of credit	6,179,425
Net Cash Provided by Financing Activities		13,732,197
NET INCREASE IN CASH AND CASH EQUIVALENTS		$177,694

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR		133,342

CASH AND CASH EQUIVALENTS AT END OF YEAR		$311,036

RECONCILIATION OF NET LOSS TO NET CASH USED IN OPERATING ACTIVITIES:
Net Loss		$(1,583,633)
Adjustments to Reconcile Net Loss to Net Cash Used in Operating Activities:
Depreciation	$516,073
Amortization	2,021
Loss on sale of equipment	1,898
Changes in Assets and Liabilities
Increase in contract, prepaid expenses, anc capitalized cost	(1,012,786)
Decrease in reserve receivables	99,586
Increase in accounts payable, accrued liabilities and accrued wages	1,591,481
Total Change in Assets and Liabilities		1,198,273
NET CASH USED IN OPERATING ACTIVITIES		$(385,360)

SEE ACCOMPANYING NOTES

4

MOTLEY SERVICE, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Company’s Activities

Motley Services, LLC, (the Company) is engaged in cased hole wireline services, well plugs, and coil tubing services for oil and gas wells. The Company operates in Permian Basin region of Texas and New Mexico.

Revenue and Cost Recognition

Revenues from sales are recognized on the accrual basis of accounting in accordance with generally accepted accounting principles. Jobs are short-term in length and billing takes place immediately after jobs are complete.

Provision for bad debts is determined using the specific write-off method. This method is not in accordance with generally accepted accounting principles, but use of this method is not considered a material misstatement of the financial statements.

Cash Equivalents

Cash equivalents consist of investments that are readily convertible into cash and generally have original maturities of three months or less.

Income Taxes

Effective May 28, 2010, the Company elected to be taxed as an S-Corporation under the Internal Revenue Code. Under those provisions, the stockholders separately account for income, deductions, losses, and credits; therefore, these statements do not include accruals for income taxes or recognition of deferred tax assets or liabilities. The Company was an S-Corp through October 6, 2016. (See Notes 5 and 8.)

On October 14, 2016, the Company elected Q-Sub status and converted to a Partnership for tax purposes under the Internal Revenue Code. Under those provisions, the members separately account for their pro rata shares of the Company’s income, deductions, losses, and credits. Therefore, these statements do not include any provision for income taxes or refunds. (See Notes 5 and 8.)

5

MOTLEY SERVICES, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

Management’s Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fixed Assets

Depreciation is primarily provided by using the straight-line method over the estimated useful lives of the assets. Depreciation expense charged to operations for the year ended December 31, 2016, was $516,073.

Advertising

The Company engages in advertising. Advertising expense is recognized the first time advertising occurs. Advertising cost included in operations for the year ended December 31, 2016, is $62,605.

NOTE 2 – CONCENTRATION OF CREDIT RISK:

At December 31, 2016, the Company maintained cash balances at various financial institutions. The Federal Deposit Insurance Corporation insure accounts at these financial institutions for up to $250,000 per depositor. At times throughout the year, the Company’s balances exceeded the insured amount.

NOTE 3 – CONTRACT RECEIVABLES:

A summary of contract receivables is as follows:

	Total	Current	31-60 Days	61-90 Days	91 + Days

Contract receivables	$2,978,575	$2,525,775	$147,000	$305,800	$—

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MOTLEY SERVICES, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016

NOTE 4 – RELATED PARTY TRANSACTIONS:

During the year ending December 31, 2016, the Company rented office space from a related party. The amount of rent paid for 2016, was $180,000.

The Company owes a member $5,000,000 from a loan for equipment. (See Note 9.)

NOTE 5 – MEMBERS’ EQUITY:

The Company was an S-Corp for tax purposes until October 6, 2016, when the Company elected Q-Sub Status. On October 14, 2016, the Company converted to a Partnership for tax purposes and obtained additional members. The following reflect the changes in equity for 2016:

		Retained	LLC
	Total	Earnings	Earnings
Balance – December 31, 2015	$4,494,209	$4,494,209	$—
Net Income – For Year Ended December 31, 2016	(1,583,633)	—	(1,583,633)
Distributions to Stockholders	(754,942)	(754,942)	—
Conversion to LLC October 14, 2016	—	(3,739,267)	3,739,267
Contributions from member	10,144,330	—	10,144,330
Balance – December 31, 2016	$12,299,964	$—	$12,299,964

NOTE 6 – INCOME TAXES:

As noted in Note 1, the Company has elected to be taxed as a Partnership under the Internal Revenue Code. Under this tax method, no income tax accrual or expense or deferred tax asset or liability is included in the balance sheet or the results of operations. Estimated income tax distributions to the members consist of the following:

Estimated income distributions to the members consist of the following:

Approximate current year taxable income	$—
Estimated tax rate	35%
Estimated Tax Distribution to the Members	$—

Estimated tax payments made directly by the members were in the amount of $ -0- for federal purposes and $ -0- for state purposes for the year ended December 31, 2016.

7

MOTLEY SERVICES, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016

NOTE 6 – INCOME TAXES CONTINUED:

The net deferred tax expense to the members is the result of the following amounts of deferred assets and liabilities:

Deferred tax asset – current	$—
Deferred tax liability – current	(5,500)
Net Deferred Tax Liability – Current	$(5,500)

Deferred tax asset – non-current	$—
Deferred tax liability – non-current	(1,120,000)
Net Deferred Tax Liability – Non-Current	$(1,120,000)

The net deferred tax expense and deferred tax liability resulted primarily from the use of different methods of depreciation for book and tax purposes. The Company uses the percentage-of-completion method for financial statement and income tax purposes.

With few exceptions, the Company is no longer subject to U.S. federal and state income tax examinations by tax authorities for years before 2014.

NOTE 7 – COMMITMENTS AND CONTINGENT LIABILITIES:

The Company is committed to operating leases payable to Ford Motor Credit and Quality Leasing. Lease equipment expense resulting from the operating leases was approximately $303,565 for the year ended December 31, 2016.

Future minimum lease payments, by year and in aggregate, under operating leases, with remaining lease terms in excess of one year are as follows for the year ended December 31, 2016:

Non-Cancelable Operating Leases
2017	$492,880
2018	543,697
2019	588,645

Total	$1,625,222

8

MOTLEY SERVICES, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016

NOTE 8 – SUBSEQUENT EVENTS:

The Company has evaluated all subsequent events for potential recognition and disclosure through March 24, 2017, the date these financial statements were available to be issued.

NOTE 9 – LONG-TERM DEBT:

Long-term dept consists of the following:

		Total	Current	Long-term
5.7-6.1%	Notes payable – Ford Credit Services, due $11,197/mo. including interest, secured by vehicles, matures January 2018 – July 2019	$234,258	$124,002	$110,256

8.2-8.9%	Note payable – Ally, due $3,012/mo. including interest, secured by equipment, matures December 2020	121,651	26,771	94,880

8.75%	Notes payable – Allegiance, due $29,151/mo. including interest, secured by equipment, matures December 2021	1,408,500	234,249	1,174,251

12.0%	Note payable – D-5 Investments, due $50,000/mo., beginning July 2017 including interest, secured by assets, matures October 2019	5,000,000	300,000	4,700,000

	Total	$6,764,409	$685,022	$6,079,387

Maturities of long-term debt for the years subsequent to December 31, 2016, are approximately: 2017 - $685,022; 2018 - $964,469; 2019 - $4,442,135; 2020 - $339,198, and $333,585 thereafter.

NOTE 10 – INTANGIBLE ASSEST:

In association with the D-5 Investments, LP, investment in the Company, legal and accounting expenses totaling $119,246 were incurred. These costs have been capitalized and included in the balance sheet net of accumulative amortization.

9

SUPPLEMENTARY INFORMATION

2228 Cottondale Lane
Suite 200
Little Rock, AR 72202
501.221.3800

fcacpas.com

To the Members

MOTLEY SERVICES, LLC

P. O. Box 13463

Odessa, TX 79768

INDEPENDENT AUDITOR’S REPORT ON SUPPLEMENTARY INFORMATION

Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying information, Schedule 1 - Schedule of Revenues and Cost of Revenues Earned) is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ FCA, Certified Public Accountants, PLLC

FCA, Certified Public Accountants, PLLC

Little Rock, Arkansas

March 27, 2017

CERTIFIED PUBLIC ACCOUNTANTS AND FINANCIAL ADVISORS

MOTLEY SERVICES, LLC

SCHEDULE 1

SCHEDULE OF REVENUES AND COST OF REVENUES EARNED

FOR THE YEAR ENDED DECEMBER 31, 2016

			Percent of Revenues

REVENUES EARNED		$14,270,937	100.0%

DIRECT COST OF REVENUES EARNED
Materials	$6,609,552
Leased employees	4,805,539
Cost of consulting	462,422
Auto and fuel expenses	445,368
Equipment leases (Note 8)	303,565
Equipment rental	135,931
Per diem	26,180
On site meals	24,780
Total Direct Cost of Revenues Earned		$12,813,337	89.8%
INDIRECT COST OF REVENUES EARNED
Depreciation (Note 1)	$516,073
Insurance	360,165
Shop supplies	324,340
Repairs and maintenance	219,169
Safety expense and uniforms	122,362
Total Indirect Cost of Revenues Earned		1,542,109	10.7
TOTAL COST OF REVENUES EARNED
		$14,355,446	100.5%
GROSS PROFIT		$(84,509)	(0.5)%

SEE ACCOMPANYING NOTES AND AUDITOR’S

REPORT ON SUPPLEMENTARY INFORMATION

10